Exhibit 99.1

CONTACT:

Brainerd Communicators
Ray Yeung (Media)

yeung@braincomm.com

Corey Kinger (Investors)
kinger@braincomm.com

212.986.6667

TMNG GLOBAL REPORTS FOURTH QUARTER AND FULL YEAR 2011 RESULTS

Overland Park, KS – February 28, 2012 – TMNG Global (Nasdaq: TMNG), a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries, reported financial results for its 2011 fourth quarter and full year ended December 31, 2011.

“Fourth quarter results were disappointing but not entirely unexpected, owing to difficult comparisons due to a significant Tier 1 carrier engagement that was substantially completed earlier in the year, as well as our typical holiday period seasonal softness,” said Donald Klumb, President and CEO of TMNG Global.  “We believe that revenue growth from our core solutions will remain challenging near-term but we are focused on maximizing business opportunities with our largest clients.  Early in 2012 we have removed a number of significant expenses from our operating model, which we believe should reduce our selling, general and administrative cost structure by over $5 million on an annualized costs basis as compared to 2011.  As we scale to our near-term revenue opportunity, our primary objective is to establish an efficient operating model designed to support and enable profitability.”

Financial Results for the Thirteen Weeks Ended December 31, 2011
Revenues in the fourth quarter of 2011 were $13.5 million, compared to $16.4 million in the fourth quarter of 2010 and $15.5 million in the third quarter of 2011.  Strength in management consulting engagements for North America telecommunications carriers was more than offset by declines in other practice areas on a year-over-year basis. During the quarter, TMNG’s gross margin was 34.8%, compared with 36.1% in the fourth quarter of 2010 and 35.9% in the third quarter of 2011.

TMNG Global reported a net loss of ($1.4) million on a GAAP basis, or ($0.20) per diluted share for the fourth quarter of 2011, compared with a net loss of ($0.2) million, or ($0.03) per diluted share, for the fourth quarter of 2010. After adjusting for the after tax impact of depreciation and amortization expense and share-based compensation expense, non-GAAP adjusted net loss was ($1.2) million, or ($0.16) per diluted share during the fourth quarter of 2011.  The comparable non-GAAP adjusted net income for the fourth quarter of fiscal 2010 was $0.6 million, or $0.08 per diluted share.

Cash and cash equivalents totaled $13.3 million as of December 31, 2011 as compared to $6.8 million as of January 1, 2011. The increase in cash and cash equivalents during fiscal year 2011 was primarily due to the sale of $5.9 million in auction rate securities.

Financial Results for the Fifty-Two Weeks Ended December 31, 2011
For the fifty-two weeks ended December 31, 2011, revenues were $63.1 million, compared with $67.2 million in fiscal year 2010.  TMNG Global’s gross margin was 37.0% during the fifty-two weeks ended December 31, 2011, compared with 37.8% in fiscal year 2010.

Net loss for the fifty-two weeks ended December 31, 2011 was ($4.4) million or ($0.62) per diluted share, compared with a net loss of ($2.2) million or ($0.31) per diluted share in fiscal year 2010.  Non-GAAP adjusted net loss, adjusted for the after tax impact of net realized losses or gains on auction rate securities, depreciation and amortization expense, and share-based compensation expense, was approximately ($2.5) million, or ($0.36) per diluted share, for the fifty-two weeks ended December 31, 2011.  The comparable non-GAAP adjusted net income for the fifty-two weeks ended January 1, 2011 was $1.0 million or $0.14 per diluted share.

In addition to reporting net loss and net loss per share on a GAAP basis, this press release contains certain non-GAAP adjustments which are described in the schedule entitled “Reconciliation of GAAP Net Loss to Non-GAAP Adjusted Net Income (Loss)” that accompanies this press release.  In making these non-GAAP adjustments, the Company took into account certain non-cash expenses and benefits, including tax effects as applicable, and the impact of certain items that are generally not expected to be on-going in nature or that are unrelated to the Company’s core operations.  Management believes non-GAAP financial information provides a useful basis for evaluating underlying business performance, but should not be considered in isolation and is not a substitute for GAAP financial information.  The Company believes that providing such adjusted results allows investors and other users of the Company’s financial statements to better understand TMNG Global’s comparative operating performance for the periods presented.

TMNG Global’s management uses the non-GAAP financial measure in its own evaluation of the Company’s performance, particularly when comparing performance to the prior year’s period and on a sequential basis.  TMNG Global’s non-GAAP measure may differ from similar measures used by other companies, even if similar terms are used to identify such measures.  Although TMNG Global’s management believes the non-GAAP financial measure is useful in evaluating the performance of its business, TMNG Global acknowledges that items excluded from such measure have a material impact on the Company’s net loss and net loss per share calculated in accordance with GAAP.  Therefore, management uses non-GAAP measures in conjunction with GAAP results.  Investors and other users of our financial information should also consider the above factors when evaluating TMNG Global’s results.

Conference Call
The Company will host a conference call at 5:00 p.m. ET today to discuss 2011 fourth quarter and full year results. Investors can access the conference call via a live webcast on the Company’s website, www.tmng.com, or by dialing 800-860-2442 in the United States or 412-858-4600 from international locations and referencing the TMNG Global call. A replay of the conference call will be archived on the Company’s website for 90 days. Additionally, a replay of the call will be available by dialing 877-344-7529, pass code 10010508, through March 6, 2012.

About TMNG Global

TMNG Global (NASDAQ: TMNG) is a premier provider of professional services and technical solutions to the global leaders in the communications, digital media, and technology industries.  TMNG Global and its divisions, CSMG and Cartesian, and a team of approximately 500 experts, provide strategy, operations and technology consulting services and technical solutions to more than 1,200 communications clients worldwide. The company is headquartered in Overland Park, Kansas, with offices in Boston, London, New Jersey, and Washington, D.C. For more information about the company and its services, visit www.tmng.com.

Cautionary Statement Regarding Forward Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company’s future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company’s control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include, among other things, conditions in the telecommunications industry, overall economic and business conditions (including the current economic slowdown), the demand for the Company’s services (including the slowing of client decisions on proposals and project opportunities along with scope reduction of existing projects), the level of cash and non-cash expenditures incurred by the Company, technological advances and competitive factors in the markets in which the Company competes, and the factors described in this press release and in The Management Network Group’s filings with the Securities and Exchange Commission, including the risks described in its periodic reports filed with the SEC, including, but not limited to, “Cautionary Statement Regarding Forward Looking Information” under Part I of its Annual Report on Form 10-K for the fiscal year ended January 1, 2011 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC’s web site at www.sec.gov. TMNG Global does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

(Please see attached financial tables)

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(unaudited)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31,	January 1,	December 31,	January 1,
	2011	2011	2011	2011

Revenues	$13,546	$16,429	$63,088	$67,243

Cost of services	8,829	10,493	39,756	41,849

Gross Profit	4,717	5,936	23,332	25,394

Operating Expenses:
Selling, general and administrative	6,291	6,675	27,067	27,108
Intangible asset amortization	-	331	496	1,392
Total operating expenses	6,291	7,006	27,563	28,500
Loss from operations	(1,574)	(1,070)	(4,231)	(3,106)
Other income (expense)	5	53	(264)	203
Loss before income taxes	(1,569)	(1,017)	(4,495)	(2,903)
Income tax benefit	169	797	79	710
Net loss	$(1,400)	$(220)	$(4,416)	$(2,193)

Loss per common share:
Basic and diluted	$(0.20)	$(0.03)	$(0.62)	$(0.31)

Weighted average shares used in calculation of net loss per basic and diluted common share	7,091	7,070	7,082	7,049

THE MANAGEMENT NETWORK GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(unaudited)

	December 31,	January 1,
	2011	2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,250	$6,786
Accounts receivable, net	11,428	16,531
Prepaid and other current assets	755	1,173
Total current assets	25,433	24,490

NONCURRENT ASSETS:
Property and equipment, net	1,653	1,983
Goodwill and intangible assets, net	7,995	8,489
Noncurrent investments	-	5,926
Other noncurrent assets	206	207
Total Assets	$35,287	$41,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Trade accounts payable	$908	$995
Accrued payroll, bonuses and related expenses	4,147	5,087
Deferred revenue	287	860
Other accrued liabilities	1,297	1,453
Total current liabilities	6,639	8,395

NONCURRENT LIABILITIES:
Deferred income tax liabilities	366	246
Other noncurrent liabilities	461	737
Total noncurrent liabilities	827	983

Total stockholders’ equity	27,821	31,717
Total Liabilities and Stockholders’ Equity	$35,287	$41,095

THE MANAGEMENT NETWORK GROUP, INC.
RECONCILIATION OF GAAP NET LOSS TO NON-GAAP ADJUSTED NET INCOME (LOSS)
(unaudited)
(in thousands, except per share data)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	December 31, 2011	January 1, 2011	December 31, 2011	January 1, 2011

Reconciliation of GAAP net loss to non-GAAP adjusted net income (loss):
GAAP net loss	$(1,400)	$(220)	$(4,416)	$(2,193)

Realized loss (gain) on auction rate securities	-	-	312	(6)
Depreciation and amortization	215	693	1,358	2,769
Non-cash share based compensation expense	4	47	108	305
Tax effect of applicable non-GAAP adjustments	30	30	120	128
Adjustments to GAAP net loss	249	770	1,898	3,196

Non-GAAP adjusted net income (loss)	$(1,151)	$550	$(2,518)	$1,003

Reconciliation of GAAP net loss per diluted common share to non-GAAP adjusted net income (loss) per diluted common share:
GAAP net loss per diluted common share	$(0.20)	$(0.03)	$(0.62)	$(0.31)

Realized gain on auction rate securities	-	-	0.04	(0.00)
Depreciation and amortization	0.03	0.10	0.19	0.39
Non-cash share based compensation expense	0.00	0.01	0.01	0.04
Tax effect of applicable non-GAAP adjustments	0.01	0.00	0.02	0.02
Adjustments to GAAP net loss per diluted common share	0.04	0.11	0.26	0.45

Non-GAAP adjusted net income (loss) per diluted common share	$(0.16)	$0.08	$(0.36)	$0.14

Weighted average shares used in calculation of diluted net loss per common share	7,091	7,070	7,082	7,049

# # #